                                                                    EXHIBIT 99.1

(MEDIACOM LOGO)

                                                           For Immediate Release

                     MEDIACOM COMMUNICATIONS REPORTS RESULTS
                      FOR FOURTH QUARTER AND FULL YEAR 2004


MIDDLETOWN, NY - FEBRUARY 22, 2005 - MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported its results for the three months and year ended December 31, 2004.

FOURTH QUARTER 2004 FINANCIAL HIGHLIGHTS

For the fourth quarter of 2004, revenues were $265.2 million, an increase of 2.5% over the comparable 2003 period. Operating income increased by 2.6% to $49.0 million from $47.8 million, and operating income before depreciation and amortization ("OIBDA") decreased by 0.2% to $102.5 million. Net income was $2.0 million, or $0.02 per share, as compared to net income of $7.1 million, or $0.06 per share, in the fourth quarter of 2003.

Unlevered free cash flow was $47.2 million, a decrease of $8.4 million from $55.6 million generated in the 2003 fourth quarter. Free cash flow declined to negative $2.3 million, as compared to positive $9.2 million in the 2003 fourth quarter. The Company defines unlevered free cash flow as OIBDA less cash taxes and capital expenditures and free cash flow as OIBDA less interest expense, net, cash taxes and capital expenditures. For more information regarding these non-GAAP financial measures, please see the section of this press release entitled "Use of Non-GAAP Financial Measures."

FULL YEAR 2004 FINANCIAL HIGHLIGHTS

For the full year 2004, revenues were $1,057.2 million, an increase of 5.2% over 2003. Operating income increased by 48.4% to $196.4 million from $132.4 million, and OIBDA increased by 2.0% to $413.7 million. Net income was $13.6 million, or $0.11 per share, as compared to a net loss of $62.5 million, or $0.53 per share, in 2003.

Unlevered free cash flow was $232.0 million, an increase of 40.8% from $164.7 million generated in 2003. Free cash flow was positive $39.3 million, an improvement of $64.8 million as compared to negative $25.5 million generated in 2003.

"While 2004 was a challenging year for Mediacom, we were encouraged by our results in the fourth quarter," said Rocco B. Commisso, Mediacom's Chairman and CEO. "We finished the year on a firm footing, adding 28,000 Revenue Generating Units in the fourth quarter, our best performance of the past eight quarters. Our digital customer growth was the highest in any quarter since 2002, and we held basic subscriber losses to their lowest levels in two years despite the disruptions caused by Hurricane Ivan. The data business continued its strong growth, generating a 24% revenue increase, and our advertising division delivered outstanding results, with revenues increasing by 31% over the last quarter of 2003."

"We believe we are moving in the right direction as the hard work to transform our video platform and enhance the value of our video service offerings is paying off. The suite of products and services we offer to our customers is more compelling today, capitalizing on expanding market availability of video-on-demand, high-definition TV and digital video recorders. With the scheduled launch of our cable telephony service in the second quarter of 2005, we are excited about the opportunity it gives us to deliver the triple-play of video, data and voice services. Bundling these products and services will help drive customer growth across all of our product lines," Mr. Commisso concluded.

THREE MONTHS ENDED DECEMBER 31, 2004 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 2003

For the fourth quarter of 2004, revenues were $265.2 million, an increase of 2.5% over the comparable 2003 period.

- Video revenues decreased 2.5%, as a result of a decline in basic subscribers from 1,543,000 to 1,458,000, partially offset by basic rate increases. Digital customers, at 396,000, were up compared to 383,000 a year ago. Average monthly video revenue per basic subscriber increased 3.4% from the fourth quarter of 2003 to $47.40. Sequentially, basic subscribers declined by 3,000 while digital customers rose by 14,000.
- Data revenues rose 23.6% due primarily to an increase in data customers from 280,000 to 367,000. Average monthly data revenue per data customer decreased 6.7% from the fourth quarter of 2003 due primarily to the growth of lower-priced, slower speed data customers. Sequentially, data customers grew by 17,000.
- Advertising revenues increased 30.6%, as a result of an increase in political advertising sales, stronger other local advertising and, to a lesser extent, the completion of an interconnect in one of the Company's larger markets.

Service costs increased 5.9% over the prior year, principally due to: (i) increased programming costs caused by rate increases on basic and, to a lesser extent, premium services, offset in part by a reduction in basic subscribers; and (ii) increased labor and overhead costs resulting from the continued transition from upgrade construction in 2003 to maintenance activities in 2004.

Selling, general and administrative expenses increased 2.5%, principally due to:
(i) increased salaries and commissions related to higher advertising sales; (ii) increased employee costs in customer service and marketing; and (iii) higher marketing costs resulting from print, TV and radio marketing activities.

Corporate expenses decreased 12.1%, principally due to greater capitalization of labor and overhead costs related to increased capital project activities, including voice services.

Depreciation and amortization decreased 2.6%, principally due to a higher level of gross plant in 2003, as a result of the completion of the Company's network upgrade program, offset in part by increased depreciation for investments in the Company's cable network and ongoing investments to continue the rollout of products and services, including video-on-demand, high-definition TV, digital video recorders and high-speed data access.

Interest expense, net, increased 6.4%, principally due to lower rates of interest expense capitalization for the three months ended December 31, 2004, given the substantial reduction of upgrade/rebuild capital expenditures, as well as higher market interest rates on variable rate debt. This increase was offset in part by lower average indebtedness during the period.

As a result of the quarterly mark-to-market valuation of the Company's interest rate exchange agreements, the Company recorded a net pre-tax gain on derivatives amounting to $6.6 million for the three months ended December 31, 2004, as compared to a net pre-tax gain on derivatives of $9.8 million for the three months ended December 31, 2003.

As a result of the above factors, the Company generated net income for the three months ended December 31, 2004 of $2.0 million, as compared to net income of $7.1 million for the three months ended December 31, 2003.

TWELVE MONTHS ENDED DECEMBER 31, 2004 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 2003

For the full year 2004, revenues were $1,057.2 million, an increase of 5.2% over 2003.

- Video revenues increased 0.4%, primarily as a result of basic rate increases, substantially offset by a decline in basic subscribers of 85,000. Digital customers grew by 13,000.
- Data revenues rose 34.4% due primarily to an increase in data customers of 87,000.
- Advertising revenues increased 21.8%, primarily as a result of higher local advertising sales.

Service costs increased 7.2% over the prior year, principally due to: (i) increased programming costs caused by rate increases on basic and, to a lesser extent, premium services, offset in part by a reduction in basic subscribers;
(ii) increased employee costs mainly related to benefits; (iii) increased labor and overhead costs resulting from the continued transition from upgrade construction in 2003 to maintenance activities in 2004; and (iv) an increase in other operating costs, which include vehicle repair and gas costs, utility and plant maintenance costs.

Selling, general and administrative expenses increased 7.4%, principally due to:
(i) increased salaries and commissions related to higher advertising sales; (ii) increased employee costs in customer service and marketing; and (iii) higher marketing costs resulting from print, TV and radio marketing activities.

Corporate expenses increased 11.8%, principally due to increases in employee compensation.

Depreciation and amortization decreased 20.5%, principally due to changes, effective July 1, 2003, in the estimated useful lives of the Company's cable systems and equipment in conjunction with the completion of the Company's network upgrade and rebuild program, offset in part by increased depreciation for investments in the Company's cable network and ongoing investments to continue the rollout of products and services, including video-on-demand, high-definition TV, digital video recorders and broadband data access.

Interest expense, net, increased 1.3%, principally due to lower rates of interest expense capitalization for the twelve months ended December 31, 2004, given the substantial reduction of upgrade/rebuild capital expenditures, as well as higher market interest rates on variable rate debt. This increase was offset in part by lower average indebtedness.

As a result of the quarterly mark-to-market valuation of the Company's interest rate exchange agreements, the Company recorded a net pre-tax gain on derivatives amounting to $16.1 million for the twelve months ended December 31, 2004, as compared to a net loss on derivatives of $9.1 million for the twelve months ended December 31, 2003.

As a result of the above factors, the Company generated net income for the twelve months ended December 31, 2004 of $13.6 million, as compared to a net loss of $62.5 million for the twelve months ended December 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

The Company has included in Attachment 4 the Condensed Statements of Cash Flows for the twelve months ended December 31, 2004 in order to provide more detail regarding the liquidity and capital resources discussion below.

Significant sources of cash for the twelve months ended December 31, 2004 consisted of the following:

- Generation of net cash flows provided by operating activities of approximately $224.6 million; and

- Proceeds from the sale of assets and investments, primarily a cable system, for approximately $10.6 million.

Significant uses of cash for the twelve months ended December 31, 2004 consisted of the following:

-     Capital expenditures of $181.4 million;
-     Purchase of a small cable system for $3.4 million;
-     Net repayment of debt of $41.9 million; and
-     Repurchase of common stock of $6.2 million.

FINANCIAL POSITION

At December 31, 2004, the Company had total debt outstanding of $3,009.6 million, a reduction of $41.9 million compared to December 31, 2003.

In October 2004, the operating subsidiaries of Mediacom LLC, one of the Company's two principal subsidiaries, refinanced their existing bank facilities by entering into a new credit agreement, called the LLC Credit Agreement, to obtain extensions of credit in an aggregate amount not to exceed $1,150 million. On December 17, 2004, the operating subsidiaries of Mediacom Broadband LLC, the Company's other principal subsidiary, amended their existing credit facility to conform its definitions, financial covenants, and the terms relating to letters of credit, mandatory prepayment, representations and warranties, negative covenants and events of default to those of the LLC Credit Agreement.

As of December 31, 2004, the Company had unused credit facilities of approximately $909 million, all of which could have been borrowed and used for general corporate purposes based on the terms and conditions of the Company's debt arrangements. Currently, 72% of the Company's total debt is at fixed interest rates or subject to interest rate protection, and the Company's weighted average cost of debt capital, including interest rate swap agreements, is 6.9%.

2005 FINANCIAL GUIDANCE

The Company today announced its financial guidance for 2005:

-     Revenues of $1,090 million to $1,110 million
-     OIBDA of $415 million to $425 million*
-     Capital expenditures of $200 million to $210 million
-     Interest expense of $205 million to $215 million

* Does not include any impact from the adoption of SFAS No. 123R (Accounting for stock-based compensation).


USE OF NON-GAAP FINANCIAL MEASURES

"OIBDA," "unlevered free cash flow," and "free cash flow" are not financial measures calculated in accordance with generally accepted accounting principles
(GAAP) in the United States of America. The Company defines unlevered free cash flow as OIBDA less cash taxes and capital expenditures, and free cash flow as OIBDA less interest expense, net, cash taxes and capital expenditures.

OIBDA is one of the primary measures used by management to evaluate the Company's performance and to forecast future results. The Company believes OIBDA is useful for investors because it enables them to assess the Company's performance in a manner similar to the method used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies. A limitation of this measure, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's business. Management utilizes a separate process to budget, measure and evaluate capital expenditures.

Unlevered free cash flow and free cash flow are used by management to evaluate the Company's ability to service its debt and to fund continued growth with internally generated funds. The Company believes unlevered free cash flow and free cash flow are useful for investors because they enable them to assess the Company's ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company's definitions of unlevered free cash flow and free cash flow eliminate the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company's senior notes. The only difference between the terms unlevered free cash flow and free cash flow is that unlevered free cash flow does not subtract interest expense, net. The Company's definitions of unlevered free cash flow and free cash flow may not be comparable to similarly titled measures used by other companies.

OIBDA, unlevered free cash flow and free cash flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to unlevered free cash flow and free cash flow. The Company is unable to reconcile these non-GAAP measures to their most directly comparable non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain items, such as the initiation of depreciation relative to network construction project, or changes in working capital. Reconciliations of historical presentations of OIBDA, unlevered free cash flow and free cash flow to their most directly comparable GAAP financial measures are provided in Attachment 6.

TELECONFERENCE

The Company will hold a teleconference to discuss its fourth quarter and full year 2004 results today at 10:30 a.m. Eastern Time. A live broadcast of the Company's teleconference can be accessed through the Company web site at www.mediacomcc.com. Participants should go to the Investor Relations link at least 10 minutes prior to the start time to register. The teleconference will be archived on the website.

COMPANY DESCRIPTION

Mediacom Communications is the nation's 8th largest cable television company and the leading cable operator focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television and high-speed Internet access. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.

FORWARD-LOOKING STATEMENTS

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," " will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continues" or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include: competition in the Company's video, high-speed Internet access and telephone businesses; the Company's ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company's ability to generate sufficient cash flow to meet its debt service obligations and the other risks and uncertainties described in the Company's annual report on Form 10-K and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Attachments:                                           Contact:
   (1) Actual Results - Three-Month Periods            INVESTOR RELATIONS
   (2) Actual Results - Twelve-Month Periods            Matt Derdeyn
   (3) Consolidated Balance Sheet Data                  Vice President,
   (4) Condensed Statements of Cash Flows                 Corporate Finance
   (5) Capital Expenditure Data                         (845) 695-2612
   (6) Reconciliation Data - Historical                MEDIA RELATIONS
   (7) Calculation - Unlevered Free Cash Flow           Marvin Rappaport
       and Free Cash Flow                               Vice President,
   (8) Summary Operating Statistics                       Governmental Relations
                                                        (845) 695-2704

(1) ACTUAL RESULTS - THREE-MONTH PERIODS

The table below presents actual results for the three-month periods ended December 31, 2004 and December 31, 2003 (percentage changes that are not meaningful are marked NM).


                       MEDIACOM COMMUNICATIONS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                                        DECEMBER 31,
                                                                    ---------------------           PERCENT
                                                                    2004             2003            CHANGE
                                                                    ----             ----            ------
Video                                                         $   207,542       $    212,882         (2.5%)
Data                                                               41,899             33,891         23.6
Advertising                                                        15,722             12,040         30.6
                                                              -----------       ------------         ----
Total revenues                                                    265,163            258,813          2.5%

Service costs                                                     105,307             99,429          5.9
SG&A expenses                                                      53,039             51,753          2.5
Corporate expenses                                                  4,334              4,933        (12.1)
Depreciation and amortization                                      53,436             54,871         (2.6)
                                                              -----------       ------------         ----
Operating income                                                   49,047             47,827          2.6%

Interest expense, net                                             (49,464)           (46,489)         6.4
Gain on derivatives, net                                            6,627              9,789        (32.3)
Other expense                                                      (4,655)            (4,215)        10.4
                                                              -----------       ------------         ----
Net income before provision for income taxes                        1,555              6,912        (77.5)
Benefit for income taxes                                              414                200           NM
                                                              -----------       ------------         ----
Net income                                                    $     1,969       $      7,112        (72.3)
                                                              ===========       ============         ====
Basic weighted average shares outstanding                         118,088            118,717
Diluted weighted average shares outstanding                       118,088            118,753
Basic and diluted earnings per share                          $      0.02       $       0.06
-----------------------------------------------------------------------------------------------------------
  OIBDA (a)                                                   $   102,483           $102,698         (0.2%)
  OIBDA margin (b)                                                   38.6%              39.7%
  Operating income margin (c)                                        18.5%              18.5%
  Unlevered free cash flow (d)                                $    47,194       $     55,647        (15.2%)
  Unlevered free cash flow margin (e)                                17.8%              21.5%
  Free cash flow (f)                                          $    (2,270)      $      9,158           NM
  Free cash flow per share (g)                                $     (0.02)      $       0.08

Note: certain reclassifications have been made to prior period amounts to conform to the current period presentation.

----------
(a) See Attachment (6) Reconciliation Data - Historical for a reconciliation of OIBDA to operating income.
(b)   Represents OIBDA as a percentage of revenues.
(c)   Represents operating income as a percentage of revenues.
(d)   Represents OIBDA less cash taxes and capital expenditures. See Attachment
      (6) Reconciliation Data - Historical for a reconciliation of unlevered free cash flow to net cash flows provided by operating activities.
(e)   Represents unlevered free cash flow as a percentage of revenues.
(f) Represents unlevered free cash flow less interest expense, net. See Attachment (6) Reconciliation Data - Historical for a reconciliation of free cash flow to net cash flows provided by operating activities.
(g) Represents free cash flow divided by basic weighted average common shares outstanding.

(2) ACTUAL RESULTS - TWELVE-MONTH PERIODS

The table below presents actual results for the twelve-month periods ended December 31, 2004 and December 31, 2003 (percentage changes that are not meaningful are marked NM).


                       MEDIACOM COMMUNICATIONS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     TWELVE MONTHS ENDED
                                                                         DECEMBER 31,
                                                                    ---------------------           PERCENT
                                                                    2004             2003            CHANGE
                                                                    ----             ----            ------
Video                                                         $   848,864       $    845,900            0.4%
Data                                                              156,284            116,247           34.4
Advertising                                                        52,078             42,742           21.8
                                                              -----------       ------------            ---
Total revenues                                                  1,057,226          1,004,889            5.2%
Service costs                                                     412,841            385,129            7.2
SG&A expenses                                                     211,428            196,826            7.4
Corporate expenses                                                 19,276             17,237           11.8
Depreciation and amortization                                     217,262            273,307          (20.5)
                                                              -----------       ------------            ---
Operating income                                                  196,419            132,390           48.4%
Interest expense, net                                            (192,740)          (190,199)           1.3
Gain on derivatives, net                                           16,125              9,057           78.0
Gain (loss) on sale of assets and investments, net                  5,885             (1,839)            NM
Other expense                                                     (12,061)           (11,460)           5.2
                                                              -----------       ------------            ---
Net income (loss) before provision for income taxes                13,628            (62,051)            NM
Provision for income taxes                                            (76)              (424)         (82.1)
                                                              -----------       ------------            ---
Net income (loss)                                             $    13,552       $    (62,475)            NM
                                                              ===========       ============            ===
Basic weighted average shares outstanding                         118,534            118,627
Diluted weighted average shares outstanding                       118,543            118,627
Basic and diluted earnings (loss) per share                   $      0.11       $      (0.53)
-----------------------------------------------------------------------------------------------------------
  OIBDA (a)                                                   $   413,681       $    405,697            2.0%
  OIBDA margin (b)                                                   39.1%              40.4%
  Operating income margin (c)                                        18.6%              13.2%
  Unlevered free cash flow (d)                                $   232,000       $    164,732           40.8%
  Unlevered free cash flow margin (e)                                21.9%              16.4%
  Free cash flow (f)                                          $    39,260       $    (25,467)            NM
  Free cash flow per share (g)                                $      0.33       $      (0.21)

Note: certain reclassifications have been made to prior period amounts to conform to the current period presentation.

----------
(a) See Attachment (6) Reconciliation Data - Historical for a reconciliation of OIBDA to operating income.
(b)   Represents OIBDA as a percentage of revenues.
(c)   Represents operating income as a percentage of revenues.
(d)   Represents OIBDA less cash taxes and capital expenditures. See Attachment
      (6) Reconciliation Data - Historical for a reconciliation of unlevered free cash flow to net cash flows provided by operating activities.
(e)   Represents unlevered free cash flow as a percentage of revenues.
(f) Represents unlevered free cash flow less interest expense, net. See Attachment (6) Reconciliation Data - Historical for a reconciliation of free cash flow to net cash flows provided by operating activities.
(g) Represents free cash flow divided by basic weighted average common shares outstanding.

(3) CONSOLIDATED BALANCE SHEET DATA


                       MEDIACOM COMMUNICATIONS CORPORATION
                         CONSOLIDATED BALANCE SHEET DATA
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                        DECEMBER 31,              DECEMBER 31,
                                                                            2004                      2003
                                                                            ----                      ----
ASSETS
Cash and cash equivalents                                              $      23,875              $      25,815
Investments                                                                    1,987                      1,987
Subscriber accounts receivable, net                                           58,253                     56,706
Prepaid expenses and other assets                                             19,781                     21,018
                                                                       -------------              -------------
     Total current assets                                              $     103,896              $     105,526

Property, plant and equipment, net                                         1,443,090                  1,465,362
Intangible assets, net                                                     2,042,110                  2,050,095
Other assets, net                                                             46,559                     41,780
                                                                       -------------              -------------
     Total assets                                                      $   3,635,655              $   3,662,763
                                                                       =============              =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses                                  $     261,223              $     247,728
Deferred revenue                                                              38,707                     36,634
Current portion of long-term debt                                             42,700                     12,570
                                                                       -------------              -------------
     Total current liabilities                                         $     342,630              $     296,932

Long-term debt, less current portion                                       2,966,932                  3,038,922
Other non-current liabilities                                                 32,581                     41,795
Total stockholders' equity                                                   293,512                    285,114
                                                                       -------------              -------------
     Total liabilities and stockholders' equity                        $   3,635,655              $   3,662,763
                                                                       =============              =============


Note: certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(4) CONDENSED STATEMENTS OF CASH FLOWS


                       MEDIACOM COMMUNICATIONS CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                     TWELVE MONTHS ENDED
                                                                                         DECEMBER 31,
                                                                                    -----------------------
                                                                                    2004               2003
                                                                                    ----               ----
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
      Net cash flows provided by operating activities                          $   224,611         $  206,900
                                                                               -----------         ----------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Capital expenditures                                                            (181,362)          (231,505)
  Acquisition of cable television systems                                           (3,372)            (7,374)
  Proceeds from sale of assets and investments                                      10,556             15,409
  Other investment activities                                                       (3,246)             2,026
                                                                               -----------         ----------
       Net cash flows used in investing activities                             $  (177,424)        $ (221,444)
                                                                               -----------         ----------
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
  New borrowings                                                                   247,872            302,594
  Repayment of debt                                                               (289,732)          (279,348)
  Repurchases of common stock                                                       (6,183)                 -
  Proceeds from issuance of common stock in employee stock
            purchase plan                                                            1,029              1,048
  Financing costs                                                                   (8,147)              (520)
  Other financing activities                                                         6,034            (14,639)
                                                                               -----------         ----------
         Net cash flows (used in) provided by financing activities             $   (49,127)        $    9,135
                                                                               -----------         ----------
         Net decrease in cash and cash equivalents                             $    (1,940)        $   (5,409)
CASH AND CASH EQUIVALENTS, beginning of period                                 $    25,815         $   31,224
                                                                               -----------         ----------
CASH AND CASH EQUIVALENTS, end of period                                       $    23,875         $   25,815
                                                                               -----------         ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest, net of amounts capitalized         $   186,835         $  196,253
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
  Capital expenditures financed through capital leases                         $         -         $    9,036


Note: certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(5) CAPITAL EXPENDITURE DATA

                       MEDIACOM COMMUNICATIONS CORPORATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
Customer premise equipment                                                  $    19,589            $    18,249
Scalable infrastructure                                                           6,340                  6,936
Line extensions                                                                   6,333                  8,995
Upgrade/Rebuild                                                                  15,535                  4,273
Support capital                                                                   7,518                  8,798
                                                                            -----------            -----------
Total                                                                       $    55,315            $    47,251
                                                                            ===========            ===========


                                                                                    TWELVE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
Customer premise equipment                                                  $    75,837            $    92,802
Scalable infrastructure                                                          24,410                 31,363
Line extensions                                                                  26,395                 24,292
Upgrade/Rebuild                                                                  31,254                 58,470
Support capital                                                                  23,466                 33,614
                                                                            -----------            -----------
Total                                                                       $   181,362            $   240,541
                                                                            ===========            ===========


Note: certain reclassifications have been made to prior period amounts to conform to the current period presentation. 2003 capital expenditures include capital expenditures financed through capital leases.

(6) RECONCILIATION DATA - HISTORICAL

                       MEDIACOM COMMUNICATIONS CORPORATION
                   RECONCILIATION OF OIBDA TO OPERATING INCOME
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ====                   ====
OIBDA                                                                       $     102,483          $     102,698
Depreciation and amortization                                                     (53,436)               (54,871)
                                                                            -------------          -------------
Operating income                                                            $      49,047          $      47,827
                                                                            =============          =============


                                                                                    TWELVE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
OIBDA                                                                       $     413,681          $     405,697
Depreciation and amortization                                                    (217,262)              (273,307)
                                                                            -------------          -------------
Operating income                                                            $     196,419          $     132,390
                                                                            =============          =============

(6) RECONCILIATION DATA - HISTORICAL


                       MEDIACOM COMMUNICATIONS CORPORATION
          RECONCILIATION OF UNLEVERED FREE CASH FLOW AND FREE CASH FLOW
               TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                    THREE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
Unlevered free cash flow                                                    $      47,194          $      55,647
Interest expense, net                                                             (49,464)               (46,489)
                                                                            -------------          -------------
Free cash flow                                                              $      (2,270)         $       9,158
Capital expenditures                                                               55,315                 47,251
Other expenses                                                                       (362)                  (555)
Change in assets and liabilities, net                                              33,724                 12,731
                                                                            -------------          -------------
Net cash flows provided by operating activities                             $      86,407          $      68,585
                                                                            =============          =============


                                                                                    TWELVE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
Unlevered free cash flow                                                    $     232,000          $     164,732
Interest expense, net                                                            (192,740)              (190,199)
                                                                            -------------          -------------
Free cash flow                                                              $      39,260          $     (25,467)
Capital expenditures                                                              181,362                240,541
Other expenses                                                                     (3,093)                (4,764)
Change in assets and liabilities, net                                               7,082                 (3,410)
                                                                            -------------          -------------
Net cash flows provided by operating activities                             $     224,611          $     206,900
                                                                            =============          =============

Note: 2003 capital expenditures include capital expenditures financed through capital leases.

(7) CALCULATION - UNLEVERED FREE CASH FLOW AND FREE CASH FLOW


                       MEDIACOM COMMUNICATIONS CORPORATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
OIBDA                                                                       $    102,483           $    102,698
Cash taxes                                                                            26                    200
Capital expenditures                                                             (55,315)               (47,251)
                                                                            ------------           ------------
Unlevered free cash flow                                                    $     47,194           $     55,647
Interest expense, net                                                            (49,464)               (46,489)
                                                                            ------------           ------------
Free cash flow                                                              $     (2,270)          $      9,158
                                                                            ============           ============

                                                                                    TWELVE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                       ------------
                                                                                2004                   2003
                                                                                ----                   ----
OIBDA                                                                       $    413,681           $    405,697
Cash taxes                                                                          (319)                  (424)
Capital expenditures                                                            (181,362)              (240,541)
                                                                            ------------           ------------
Unlevered free cash flow                                                    $    232,000           $    164,732
Interest expense, net                                                           (192,740)              (190,199)
                                                                            ------------           ------------
Free cash flow                                                              $     39,260           $    (25,467)
                                                                            ============           ============

Note: 2003 capital expenditures include capital expenditures financed through capital leases.

(8) SUMMARY OF SELECTED OPERATING STATISTICS


                       MEDIACOM COMMUNICATIONS CORPORATION
                                   (UNAUDITED)


                                                   ACTUAL                   ACTUAL                    ACTUAL
                                                DECEMBER 31,             SEPTEMBER 30,             DECEMBER 31,
                                                    2004                     2004                     2003
                                                    ----                     ----                     ----

ESTIMATED HOMES PASSED                             2,785,000                2,780,000                2,755,000

REVENUE GENERATING UNITS (RGUS):
Basic subscribers                                  1,458,000                1,461,000                1,543,000
Digital customers                                    396,000                  382,000                  383,000
Data customers                                       367,000                  350,000                  280,000
                                                   ---------                ---------                ---------
  TOTAL RGUS                                       2,221,000                2,193,000                2,206,000
  RGU PENETRATION(a)                                   79.7%                    78.9%                    80.1%
  AVERAGE MONTHLY REVENUE PER RGU(b)                  $40.05                   $39.69                   $39.11

VIDEO
Basic subscribers                                  1,458,000                1,461,000                1,543,000
Basic penetration(c)                                   52.4%                    52.6%                    56.0%
Digital customers                                    396,000                  382,000                  383,000
Digital penetration(d)                                 27.2%                    26.1%                    24.8%
  AVERAGE MONTHLY VIDEO REVENUE PER BASIC
SUBSCRIBER(e)                                         $47.40                   $47.12                   $45.86

DATA
Data customers                                       367,000                  350,000                  280,000
Data penetration(f)                                    13.2%                    12.6%                    10.2%
  AVERAGE MONTHLY DATA REVENUE PER DATA
CUSTOMER(g)                                           $38.96                   $38.59                   $41.76

  AVERAGE MONTHLY REVENUE PER BASIC
SUBSCRIBER(h)                                         $60.56                   $58.95                   $55.75
CUSTOMER RELATIONSHIPS(i)                          1,495,000                1,495,000                1,570,000

Note: certain reclassifications have been made to prior period amounts to conform to the current period presentation.

----------
(a)   Represents RGUs as a percentage of estimated homes passed.
(b) Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.
(c)   Represents basic subscribers as a percentage of estimated homes passed.
(d)   Represents digital customers as a percentage of basic subscribers.
(e) Represents average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.
(f)   Represents data customers as a percentage of estimated homes passed.
(g) Represents average monthly data revenues for the last three months of the period divided by average data customers for such period.
(h) Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.
(i) The total number of customers that receive at least one level of service on a direct basis, encompassing video and data services, without regard to which service(s) customers purchase.


                                                                   Page 15 of 15
                                End of Filing